As filed with the Securities and Exchange Commission on January 22, 2008

Registration No. 333-115761

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALABAMA NATIONAL BANCORPORATION

(Exact name of registrant as specified in its charter)

Delaware	63-1114426
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1927 First Avenue North

Birmingham, Alabama 35203

(205) 583-3600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

John H. Holcomb, III

Chairman and Chief Executive Officer

1927 First Avenue North

Birmingham, AL 35203

(205) 583-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Christopher B. Harmon, Esq.

Maynard, Cooper & Gale, P.C.

1901 Sixth Avenue North

Suite 2400

Birmingham, Alabama 35203

(205) 254-1000

DEREGISTRATION OF UNSOLD SECURITIES

On May 21, 2004, Alabama National BanCorporation, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission a registration statement on Form S-3 (Registration No. 333-115761) (the “Registration Statement”), registering the offering and sale of shares of common stock, par value $1.00 per share (the “Common Stock”), of the Company in an initial aggregate offering price of up to $75,000,000. In July and August 2004, the Company offered and sold $52,980,500 in aggregate amount of shares of Common Stock pursuant to the Registration Statement.

In accordance with the undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment No. 1 and hereby removes from registration all shares of Common Stock that remain unsold under the Registration Statement. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 22nd day of January, 2008.

ALABAMA NATIONAL BANCORPORATION

By:	/s/ JOHN H. HOLCOMB III
John H. Holcomb III
Its Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN H. HOLCOMB III John H. Holcomb, III	Chairman and Chief Executive Officer (principal executive officer)	January 22, 2008

* Dan M. David	Vice Chairman and Director	January 22, 2008

* Richard Murray, IV	President, Chief Operating Officer and Director	January 22, 2008

* William E. Matthews, V	Executive Vice President and Chief Financial Officer	January 22, 2008

* Shelly S. Williams	Senior Vice President and Controller	January 22, 2008

* W. Ray Barnes	Director	January 22, 2008

* Griffin A. Greene	Director	January 22, 2008

* John D. Johns	Director	January 22, 2008

* John J. McMahon, Jr.	Director	January 22, 2008

* C. Phillip McWane	Director	January 22, 2008

* G. Ruffner Page, Jr.	Director	January 22, 2008

* John M. Plunk	Director	January 22, 2008

* W. Stancil Starnes	Director	January 22, 2008

* William D. Montgomery	Director	January 22, 2008

*By:	/s/ JOHN H. HOLCOMB, III
John H. Holcomb, III Attorney-in-fact